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                                                                    Exhibit 23.4

                                     CONSENT



Board of Directors
Winton Financial Corporation
5511 Cheviot Road
Cincinnati, Ohio 45247

Gentlemen:

                  We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 (the "Registration Statement") filed by Winton Financial Corporation ("WFC") with the Securities and Exchange Commission for registration of up to 376,228 shares of its common stock, each without par value (the "Shares"), in connection with WFC's acquisition of BenchMark Federal Savings Bank ("BMF"); to the statements with respect to our firm appearing under the heading "Legal matters" in the Prospectus/Proxy Statement which is included in the Form S-4 (the "Prospectus"); to the reference to our firm name under the heading "The Merger - Income tax consequences" in the Prospectus/Proxy Statement; and to the filing of our opinions which concern tax matters and the legality of the Shares being registered, as exhibits to the Form S-4.


                                Very truly yours,



                                Vorys, Sater, Seymour and Pease LLP


Cincinnati, Ohio
March 4, 1998